Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

CEB INC.

(a Delaware corporation)

Effective January 4, 2017

ARTICLE I

OFFICES

The Corporation may have offices at such places, within or without the State of Delaware, as the Board of Directors determines from time to time or the business of the Corporation requires.

ARTICLE II

STOCKHOLDERS

1. Certificates Representing Stock; Uncertificated Shares.

(a) Form and Execution of Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may determine by resolution that shares of some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares of stock or any bond, debenture or other corporate securities of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law, and shall be signed by, or in the name of, the Corporation by the Chairman or the Vice-Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

(b) Legends and Restrictions. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, (i) to the extent such shares are represented by certificates, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law, and any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares; and (ii) to the extent such shares are uncertificated, the Corporation shall take such actions as are prescribed by law and shall send to the registered owner thereof any written notice prescribed by the Delaware General Corporation Law within a reasonable time after the issuance or transfer of any such uncertificated shares.

(c) Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate of stock, or uncertificated shares, in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

2. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share.

3. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, (i) in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon, and (ii) in the case of uncertificated shares, by delivery of duly executed instructions or in any other manner the Corporation may specify.

4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

5. Record Date for Stockholders.

(a) Notice and Voting. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting except as otherwise required by law. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Calling Special Meetings. Any stockholder of record seeking to have the stockholders call a Special Meeting of Stockholders shall deliver to the Secretary of the Corporation a notice requesting the Board of Directors to fix a record date for purposes of determining stockholders entitled to request such meeting in writing (the “Stockholder Record Date Notice”), and the Board of Directors shall promptly, but in all events within ten days after the date on which the Stockholder Record Date Notice is received, adopt a resolution fixing the record date; provided, however, that if no record date is set by the Board of Directors within ten days of the date on which such Stockholder Record Date Notice is received, the record date for determining stockholders entitled to request such Special Meeting of Stockholders shall be the date on which the Stockholder Record Date Notice was delivered to the Secretary of the Corporation.

(c) Dividends and Other Rights. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6. Stockholder Meetings.

(a) Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place within the continental United States, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or, in the case of a Special Meeting of Stockholders called pursuant to Section 6(c) of this Article II at the request in writing of the holders of at least forty percent of the capital stock of the Corporation issued and outstanding and entitled to vote on any matter for which the respective Special Meeting of Stockholders is being called, as shall be designated by such stockholders or their representative, and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that any stockholder meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware General Corporation Law.

(b) Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Except as otherwise required by law, written notice of the Annual Meeting of Stockholders, stating the place, if any, and/or the means of remote communication, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

(c) Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, shall be called by the Secretary (i) at the direction of either (x) the Chairman of the Board of Directors or (y) the Board of Directors by a resolution adopted by a majority of the Directors then serving, or (ii) at the request in writing of the holder or holders of at least forty percent of the capital stock of the Corporation issued and outstanding as of the record date determined in accordance with Section 5(b) of this Article II who are entitled to vote on any matter for which the respective Special Meeting of Stockholders is being called. Any such request shall state the purpose or purposes of the proposed meeting. Except as otherwise required by law, written notice of a Special Meeting of Stockholders, stating the place, if any, and/or the means of remote communication, date and hour of the meeting and purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. No business may be transacted at any Special Meeting of Stockholders other than the business specified in the notice of such meeting.

(d) Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this section or to vote at any meeting of stockholders.

(e) Advance Notice of Stockholder Business.

(i) Bringing Business Before a Meeting. Only such business shall be conducted before a meeting of the stockholders of the Corporation, whether an Annual Meeting of Stockholders or a Special Meeting of Stockholders as shall have been properly brought before such meeting. To be properly brought before a meeting of stockholders, business (other than the nomination of directors, which shall be governed by Section 6(f) of this Article II) must be (A) expressly specified in the proxy materials with respect to such meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (C) otherwise brought before the meeting by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice provided for in this Section 6(e), on the record date for the meeting, and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 6(e).

(ii) Timely Notice of Business. For any business to be considered properly brought before a meeting by a stockholder under Clause (C) of Section 6(e)(i), the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law, and such stockholder and beneficial owner, if any, on whose behalf such proposal is made, must have acted in accordance with the representations set forth in the Business Solicitation Notice required by Section 6(e)(iii)(B)(2). To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation: (A) in the case of an Annual Meeting of Stockholders, not less than forty-five days nor more than one hundred days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting of Stockholders is advanced by more than thirty days or delayed (other than as a result of adjournment) by more than sixty days from the anniversary of the previous year’s Annual Meeting of Stockholders, then to be timely a stockholder’s notice must be delivered to the Secretary not later than the close of business on the tenth day following the day on which a public announcement with respect to such meeting is first made by the Corporation; and (B) in the case of a Special Meeting of Stockholders, not fewer than forty-five days nor more than one hundred days prior to the date of such meeting; provided, however, that if the first public announcement of the date of such Special Meeting of Stockholders is less than fifty-five days prior to the date of such Special Meeting of Stockholders, to be timely a stockholder’s notice must be delivered to the Secretary not later than the close of business on the tenth day following the day on which a public announcement with respect to the date of such meeting is first made by the Corporation. In no event shall any adjournment, or postponement of a meeting for which notice has been given, or the announcement thereof commence a new time period (or extend any time period) for giving of a stockholder’s notice as described above.

(iii) Proper Form of Notice of Business. To be in proper form, a stockholder’s notice must set forth as to each matter such stockholder proposes to bring before the meeting:

(A) a brief description of (1) the business desired to be brought before the meeting, (2) the reasons for conducting such business at the meeting, and (3) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, including a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the stockholder;

(B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (2) a statement as to whether either such stockholder or beneficial owner will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and/or otherwise solicit proxies from stockholders in support for such proposal (the “Business Solicitation Notice”);

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and including any interests described below held by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household, as of the date of such stockholder’s notice (which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner not later than ten days after the record date for the meeting to disclose such ownership as of the record date): (1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, beneficially owned (as defined below) and owned of record by such stockholder and beneficial owner, (2) the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each, a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder and beneficial owner, (3) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Corporation, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Corporation, (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, and (7) a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities;

(D) if the matter such stockholder proposes to bring before any meeting of stockholders involves an amendment to the Corporation’s Bylaws, the specific wording of such proposed amendment; and

(E) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and that such stockholder or its agent or designee intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(iv) Determination by Chairman. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting has the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 6(e) and, if any proposed business is not in compliance with this Section 6(e), to declare that such defective proposal shall be disregarded.

(f) Advance Notice of Director Nominations.

(i) Nomination of Persons for Elections as Directors. Unless otherwise required by applicable law or the Certificate of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the instrument of designation of any series of preferred stock of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors. Nominations of persons for election to the Board of Directors may be made for any Annual Meeting of Stockholders or any Special Meeting of Stockholders called for the purpose of electing directors and must be: (A) expressly specified in the proxy materials with respect to such meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (B) otherwise made by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (C) otherwise properly made by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice provided for in this Section 6(f), on the record date for the meeting and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 6(f) as to such nomination.

(ii) Timely Notice of Nomination. For a nomination to be considered properly made by a stockholder pursuant to Clause (C) of Section 6(f)(i), the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Corporation and such stockholder and beneficial owner, if any, on whose behalf such nomination is made, must have acted in accordance with the representations set forth in the Nomination Solicitation Notice required by Section 6(f)(iii)(C)(1). To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation: (A) in the case of an Annual Meeting of Stockholders, not less than forty-five days nor more than one hundred days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting of Stockholders is advanced by more than thirty days or delayed (other than as a result of adjournment) by more than sixty days from the anniversary of the previous year’s Annual Meeting of Stockholders, then to be timely, a stockholder’s notice must be delivered to the Secretary not later than the close of business on the tenth day following the day on which a public announcement with respect to the date of such meeting is first made by the Corporation; and (B) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not fewer than forty-five days nor more than one hundred days prior to the date of such meeting; provided, however, that if the first public announcement of the date of such Special Meeting of Stockholders is less than fifty-five days prior to the date of such Special Meeting of Stockholders, to be timely, a stockholder’s notice must be delivered to the Secretary by the close of business on the tenth day following the day on which a public announcement with respect to the date of such meeting is first made by the Corporation. In no event shall any adjournment, or postponement of a meeting for which notice has been given, or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors of the Corporation at any Annual Meeting of Stockholders is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation or naming all of the nominees for director at least fifty five days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders, then a stockholder’s notice required by this Section 6(f) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(iii) Proper Form of Notice of Director Nominations. To be in proper form, a stockholder’s notice of director nominations must set forth:

(A) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, the information called for by Section 6(e)(iii)(B)(1) and Section 6(e)(iii)(C);

(B) as to each person the stockholder proposes to nominate for election or reelection to the Board of Directors, (1) the name, age, business address, and residence address of the person; (2) the principal occupation or employment of the person; (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person; (4) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (5) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The Corporation may require any nominee to furnish a director’s and officer’s questionnaire to determine the eligibility of such nominee to serve as a director of the Corporation;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (1) a statement as to whether either such stockholder or beneficial owner will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to elect such stockholder’s nominees and/or otherwise solicit proxies from stockholders in support of such nomination (the “Nomination Solicitation Notice”), and (2) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(D) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination.

(iv) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 6(f)(ii) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(v) Determination by Chairman. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting has the power and duty to determine whether each nomination to the Board of Directors was made in accordance with the procedures set forth in this Section 6(f) and, if any proposed nomination is not in compliance with this Section 6(f), to declare that such defective nomination shall be disregarded.

(g) General Provisions Relating to Stockholder Business (Including Director Nominations).

(i) Compliance with Exchange Act. Notwithstanding anything to the contrary in Section 6(e) or Section 6(f), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws. Nothing in Section 6(e) may be deemed to remove any obligation of stockholders to comply with the requirements of Rule 14a-8 under the Exchange Act with respect to proposals requested to be included in the Corporation’s proxy statement pursuant to said Rule 14a-8.

(ii) Effect on Other Rights. Nothing in these Bylaws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock of the Corporation if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

(iii) Exclusivity. For the avoidance of doubt, (i) Section 6(f) shall be the exclusive means for a stockholder to nominate persons for election as directors of the Corporation and (ii) Section 6(e) shall be the exclusive means for a stockholder to submit business (other than (A) matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy materials for the meeting and (B) nominations of persons for election to the Board of Directors, which shall be governed by Section 6(f)) for consideration by the stockholders at a meeting of stockholders of the Corporation.

(iv) Certain Definitions. For purposes of these Bylaws:

“Beneficially owned” (and phrases of similar import), when referring to shares owned by a person, shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act and the rules and regulations promulgated thereunder, including shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Corporation.

“Publicly announced” and “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(h) Quorum. Except as otherwise required by law or by the Certificate of Incorporation, at all meetings of the stockholders, the holders of a majority of the voting power of all of the issued and outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(i) Voting. Except as otherwise expressly required by law or provided in the Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, each share of Common Stock, par value $0.01 of the Company, shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast affirmatively or negatively except where the Delaware General Corporation Law requires a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise required by the provisions of the Certificate of Incorporation and these Amended and Restated Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

(j) Conduct of Meetings. All meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his absence, by the Chief Executive Officer, or in his absence, by the President, if any, or in his absence, by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall determine the order of business and the procedure at any meeting of the stockholders, including but not limited to, rules respecting the manner of voting, the time allotted to stockholders to speak, determinations of whether business has been properly brought before the meeting, and the power to adjourn the meeting.

ARTICLE III

DIRECTORS

1. Election of Directors. In an uncontested election, to be elected any nominee for election as a director (including incumbent directors) must receive a majority of votes cast at any meeting for the election of directors at which a quorum is present (a “Majority Vote”). Any incumbent who does not receive a Majority Vote in an uncontested election shall promptly tender to the Board of Directors his or her offer of resignation following certification of the shareholder vote. For purposes of this Article III, Section 1 an “uncontested election” is an election in which the number of nominees is not greater than the number of directors being elected at the meeting; provided that if, as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement for such meeting (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the election at such meeting shall not be considered “uncontested”, and the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote “against” a nominee, but shall either vote “for” or withhold their vote with respect to any nominee. For purposes of this Article III, Section 1 “a majority of votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker nonvotes” not counted as a vote cast either for or against that director’s election). Each nominee for election as a director (including incumbent directors) must agree in advance to abide by this Article III, Section 1 as a condition of his or her nomination for election as a director.

The Nominating and Corporate Governance Committee shall consider the resignation offer, and shall make a recommendation to the Board whether to accept or reject the resignation offer. In making its recommendation, the Nominating and Corporate Governance Committee may consider all factors it deems relevant. The Board of Directors shall act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. In making its determination whether to accept or reject the resignation offer, the Board of Directors may consider all factors it deems relevant. An incumbent director who tenders his or her resignation for consideration shall not participate in the Nominating and Corporate Governance Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto. If a majority of the members of the Nominating and Corporate Governance Committee or the Board of Directors do not receive a Majority Vote at the same uncontested election, then the independent directors (other than those who did not receive a Majority Vote at the same uncontested election) shall act as a special committee to consider the resignation offers and recommend to the Board of Directors whether to accept or reject all or any of them.

If a director’s resignation is accepted by the Board of Directors pursuant to this Article III, Section 1, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the the Corporation’s Certificate of Incorporation or may decrease the size of the Board of Directors pursuant to the Corporation’s Certificate of Incorporation. If a director’s resignation is not accepted by the Board of Directors pursuant to this Article III, Section 1, such director shall continue to serve until the next annual meeting and until such director’s successor shall have been duly elected and qualified, or his or her earlier resignation or removal.

2. Vacancies. Vacancies (including newly created directorships) on the Board of Directors shall be filled in accordance with the provisions of the Corporation’s Certificate of Incorporation.

3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Amended and Restated Bylaws directed or required to be exercised or done by the stockholders.

4. Meetings.

(a) Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors shall be called by the Secretary (i) at the direction of (x) the Chairman of the Board of Directors or (y) the Chief Executive Officer, if the Chief Executive Officer is a member of the Board of Directors, or (ii) at the written request of a majority of the total number of authorized directors (the “Entire Board of Directors”). Notice of a meeting of the Board of Directors, stating the place, date and hour of the meeting, shall be delivered to each director either by mail not less than forty-eight hours before the date of such meeting, or by telephone, telegram, facsimile transmission, or electronic transmission not less than twenty-four hours before the date of such meeting. A waiver of such notice by any director or directors, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

(b) Quorum and Action. Except as may be otherwise specifically required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, at all meetings of the Board of Directors, a majority of the Entire Board of Directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. To the fullest extent permitted by law, if a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(c) Action by Written Consent. Unless otherwise provided by the Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, setting forth the action so taken, are filed with the minutes of proceedings of the Board of Directors or committee.

(d) Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Amended and Restated Bylaws, members of the Board of Directors of the Corporation, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4(d) shall constitute presence in person at such meeting.

5. Committees. The Board of Directors shall adopt resolutions establishing an audit committee and a compensation committee. In addition, the Board of Directors may, by resolution passed by a majority of the Entire Board of Directors, designate one or more additional committees. Each committee shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors as requested or required.

6. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum and/or an amount of shares of the Corporation’s stock (or options or other rights to purchase or obtain shares of the Corporation’s stock) for attendance at each meeting of the Board of Directors and/or as compensation for service as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board (who must be a director), a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a President and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Amended and Restated Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and/or the Compensation Committee thereof.

3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or such other authorized officer of the Corporation, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Amended and Restated Bylaws or by the Board of Directors.

5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Amended and Restated Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a member of the Board of Directors, of the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Amended and Restated Bylaws or by the Board of Directors.

6. President. The President, who may be the same person as the Chief Executive Officer, shall have such powers and duties as generally pertain to the office of President and as the Board of Directors may from time to time prescribe, subject generally to the direction of the Board of Directors and the Executive Committee, if any. If the Chief Executive Officer and the President are not the same individual, at the request of the Chief Executive Officer or in his absence, or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. If there be no President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer, or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

7. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe.

8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties, when required, for the committees of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

10. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

13. Outside or Private Employment. No officer or employee shall have any outside or private employment or affiliation with any firm or organization incompatible with his concurrent employment by the Corporation, nor shall he accept or perform any outside or private employment which the Chief Executive Officer of the Corporation determines will interfere with the efficient performance of his official duties.

ARTICLE V

NOTICES

1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile transmission or electronic transmission in the manner permitted by law.

2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

GENERAL PROVISIONS

1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

3. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VII

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, as such may be amended from time to time, and the provisions of the Delaware General Corporation Law, these Amended and Restated Bylaws may be altered, amended, changed, added to or repealed in whole or in part, or new Bylaws may be adopted, by the stockholders or the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws is provided before the date on which the meeting of stockholders at which such shall become effective or be voted on, as the case may be. For purposes of this Article VII, filing such alteration, amendment, repeal or new Bylaws with the Securities and Exchange Commission and/or the principal securities exchange on which the common stock of the Corporation is traded shall be deemed to provide notice thereof. All such amendments must be approved by either the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon or by a majority of the Entire Board of Directors.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS

1. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

4. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 4 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law.

5. Expenses Payable in Advance. Expenses incurred by a current or former director or officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation, upon the determination by the Board of Directors, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII, provided the Corporation approves in advance counsel selected by the director or officer (which approval shall not be unreasonably withheld).

6. Contract Rights. The provisions of this Article VIII shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article VIII and the relevant provisions of the Delaware General Corporation Law or other applicable law are in effect. Such contract right shall vest for each director and officer at the time such person is elected or appointed to such position, and no repeal or modification of this Article VIII or any such law shall affect any such vested rights or obligations then existing with respect to any state of facts or proceeding arising after such election or appointment.

7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any Bylaws, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by the Corporation pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

13. Severability. If this Amended and Restated Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Bylaw that shall not have been invalidated or by any other applicable law.

ARTICLE IX

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware.

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